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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated April 11, 2001, and to all references to our firm included in or made a part of this Registration Statement on Form N-1A of the NUVEEN MULTISTATE TRUST II (comprising the Nuveen California Municipal Bond Fund, Nuveen California Insured Municipal Bond Fund, Nuveen Massachusetts Municipal Bond Fund, Nuveen Massachusetts Insured Municipal Bond Fund, Nuveen Connecticut Municipal Bond Fund, Nuveen New Jersey Municipal Bond Fund, Nuveen New York Municipal Bond Fund and Nuveen New York Insured Municipal Bond Fund).



                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
June 28, 2001